UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event report) September 12, 2005
FIRST SECURITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	000-49781	61-1364206
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

318 EAST MAIN STREET
LEXINGTON, KENTUCKY 40507
(Address of principal executive offices)

Registrant’s telephone number, including area code: (859) 367-3700

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 12, 2005, the Boards of Directors of First Security Bancorp, Inc. (the “Company”) and its subsidiary, First Security Bank of Lexington, Inc. (the “Bank”), approved a management retention program for three executive officers of the Bank, Don Shannon, Executive Vice President and Senior Lending Officer, David Chrisman, Senior Vice President and Chief Credit Officer, and Dave Donaldson, Senior Vice President, Head of Marketing and Retail Banking. Under the terms of the program approved by the Boards, each executive officer would enter into a salary continuation agreement with the Bank. The form of the agreement approved by the Boards of Directors is attached as Exhibit 10.1 and incorporated herein by this reference. The terms of this agreement are still being reviewed by the executives to which it is being offered and could change.

The salary continuation agreement provides that if, within one year of a change of control of the Bank or the Company, the executive’s employment with the Bank is terminated without Good Cause (as defined in the agreement) or by the executive voluntarily for Good Reason (as defined in the agreement), then the executive is entitled to a severance payment equal to a certain number of months of the executive’s then annualized salary, 12 months in the case of Mr. Shannon and 9 months in the case of Messrs. Chrisman and Donaldson. This severance payment is to be made in a lump sum payment within 30 days of the termination of the executive’s employment with the Bank. However, if the agreements are found to be nonqualified deferred compensation and if the executive is considered a “key employee” under Internal Revenue Code § 416(i), then the Bank, upon the occurrence of a change of control of the Bank or the Company, will be required to establish a trust and maintain sufficient money in the trust to make the severance payment to the employee and any other key employees, and such severance payment, if triggered, cannot be made until six months after the termination of the executive’s employment. In addition, the executive shall be considered fully vested in each retirement plan, and the executive and his dependents will continue to participate in the health, dental and life insurance plans or arrangements in which they participated prior to the executive’s termination for the same number of months used to calculate the executive’s severance payment described above or until the executive and his dependents are covered under the plans of a successor employer, whichever occurs first. As part of the consideration for the Bank entering into the agreement, the agreement provides for a general release of claims that the executive might have against the Bank or the Company prior to entering into the agreement. The salary continuation agreement terminates on the later of the second anniversary of the effective date of the agreement or the first anniversary of a change of control.

Under the form of the salary continuation agreement, a change of control of the Bank or the Company would generally be deemed to occur if (i) a person or group of persons acquires greater than 50% of the fair market value or voting power of the Bank or the Company, (ii) a person or group of persons acquires greater than 35% or more of the voting power of the Bank or the Company during a twelve month period, (iii) a majority of the directors of the Bank or the Company are replaced in a change not endorsed by a majority of the directors in place prior to such replacement, or (iv) a person or group of persons acquires assets of the Bank or the Company during a twelve month period having a Gross Fair Market Value (determined as provided in the agreement) equal to 40% of the Gross Fair Market Value of the assets of the Bank or the Company prior to that transaction.

In conjunction with its consideration of the management retention program described above, on September 12, 2005, the Boards of Directors of the Company and the Bank also approved certain amendments and clarifications to the Employment Agreement, dated December 31, 2003 among the Company, the Bank and R. Douglas Hutcherson, the President and Chief Executive Officer of the Company and the Bank, to among other things, bring the Employment Agreement in compliance with the American Jobs Creation Act of 2004 (“AJCA”). A copy of the letter agreement, dated September 15, 2005, among the Company, the Bank and Mr. Hutcherson that sets forth these amendments and clarifications is attached hereto as Exhibit 10.2 and incorporated herein by this reference. Section 3.B of the original Employment Agreement contemplated a split-dollar life insurance arrangement would be established for Mr. Hutcherson. The letter agreement clarifies that, in lieu of the split-dollar arrangement, the Company has obtained life insurance benefits for Mr. Hutcherson in the amount of $250,000 and will maintain that insurance during the term of the Employment Agreement. The letter agreement further clarifies that the stock options awarded to Mr. Hutcherson pursuant the Employment Agreement are subject to the terms and conditions of the Company’s Stock Award Plan, including any acceleration or adjustments provided for options under the Stock Award Plan. Further, to comply with the AJCA, the definition of a change of control in the Employment Agreement has been revised to generally the same definition set forth in the salary continuation agreement described above. Similarly, if Mr. Hutcherson is considered a “key employee” under Internal Revenue Code § 416(i), then the Bank, upon the occurrence of a change of control of the Bank or the Company, will be required to establish a trust and maintain sufficient money in the trust to make the severance payment contemplated in the Employment Agreement to Mr. Hutcherson and any other key employees, and such severance payment, if triggered, cannot be made until six months after the termination of his employment. As consideration for the letter agreement, Mr. Hutcherson gives the Bank and the Company a general release of claims that Mr. Hutcherson might have against the Bank or the Company prior to entering into the letter agreement.

Lastly, on September 12, 2005, the Boards of Directors of the Company and the Bank approved establishing a compensation plan for directors of the Company and the Bank who are not employees of either the Company or the Bank. This compensation plan provides for the payment to each outside director of a one-time $3,500 stipend plus a per meeting fee for meetings held after July 1, 2005. Under the fee schedule, each outside director receives a $550 fee per meeting of the Board of Directors or $750 per meeting if the director was serving as Chairman of the Board. Outside directors serving on the Nomination, Compensation and Corporate Governance Committee of the Board of Directors of the Company receive a $200 fee per committee meeting or $500 in the case of the Chairman of such Committee. Outside directors serving on the Audit Committee of the Board of Directors of the Company or of the Bank receive a $200 fee per committee meeting or $500 in the case of the Chairman of such Committee. Outside directors serving on the Asset Liability Management/Investment Committee of the Board of Directors of the Bank receive a $200 fee per committee meeting or $500 in the case of the Chairman of such Committee. Outside directors serving on the Director Loan Committee of the Board of Directors of the Bank receive a $100 fee per committee meeting. A director must be present at the meeting to receive a fee if the director has missed two or more meetings during the prior twelve month period. Outside directors serving on the Board of Directors of both the Bank and the Company who attend a joint, concurrent or consecutive meeting of both Boards would be paid for attending such meetings as if they only attended one Board meeting. Fees would be paid promptly as they accrue. The Board of Directors of the Company established this compensation plan in lieu of its previous practice of granting outside directors options each year to purchase stock of the Company.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Form of Salary Continuation Agreement for three executive officers and First Security Bank of Lexington, Inc.

10.2	Letter Agreement dated September 15, 2005, among D. Hutcherson, First Security Bancorp, Inc. and First Security Bank of Lexington, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SECURITY BANCORP, INC. (Registrant)

By:	/s/ R. Douglas Hutcherson
R. Douglas Hutcherson, President and Chief Executive Officer

Date: September 16, 2005

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